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                                                               Exhibit 23(h)(ix)

                          streetTRACKS(R) Series Trust
                               One Lincoln Street
                                Boston, MA 02111

State Street Bank and Trust Company
One Lincoln Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

     Reference is made to the Transfer Agent and Registrar Agreement between us dated as of September 22, 2000 (the "Agreement").

     Pursuant to Section 10 of the Agreement, this letter is to provide notice of the creation of additional investment portfolios of the streetTRACKS(R) Series Trust:

          the DJ Wilshire Large Cap ETF;
          the DJ Wilshire Mid Cap ETF;
          the DJ Wilshire Mid Cap Value ETF;
          the DJ Wilshire Mid Cap Growth ETF;
          the DJ Wilshire Small Cap ETF;
          the KBW Bank ETF;
          the KBW Capital Markets ETF;
          the KBW Insurance ETF; and
          the SPDR Dividend ETF (the "New Portfolios").

     We request that you act as Transfer Agent under the Agreement with respect to the New Portfolios.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining one copy for your records.

                                             Very truly yours,

                                             streetTRACKS(R) Series Trust


                                             By: /s/ James Ross
                                                 -------------------------------
                                                 James Ross, President


                                             Accepted:

                                             State Street Bank and Trust Company


                                             By: /s/ Joseph Hooley
                                                 -------------------------------
                                                 Joseph Hooley,
                                                 Executive Vice President

As of October 21, 2005